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                                                                   EXHIBIT 10.55



                          AGREEMENT AND PLAN OF MERGER








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                                TABLE OF CONTENTS


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

ARTICLE I. THE MERGER.............................................................................................4

     1.1.  Structure of the Merger................................................................................4
     1.2.  Effect of the Merger...................................................................................5
     1.3.  Delivery of Cash; Exchange Procedures..................................................................5
     1.4   Reserve Amount.........................................................................................5
     1.5.  Certain Definitions....................................................................................6

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.........................................................8

     2.1.  Corporate Organization, etc............................................................................8
     2.2.  Capital Stock; Options.................................................................................9
     2.3.  Subsidiaries and Affiliates............................................................................9
     2.4.  Authorization, etc.....................................................................................9
     2.5.  No Violation...........................................................................................9
     2.6.  Governmental Authorities...............................................................................9
     2.7.  Financial Statements..................................................................................10
     2.8.  No Undisclosed Liabilities, Claims, etc...............................................................10
     2.9.  Absence of Certain Changes............................................................................10
     2.10.  Contracts............................................................................................11
     2.11.  True and Complete Copies.............................................................................11
     2.12.  Title and Related Matters............................................................................11
     2.13.  Litigation...........................................................................................12
     2.14.  Tax Matters..........................................................................................13
     2.15.  Government Contracts.................................................................................15
     2.16.  Compliance with Law..................................................................................15
     2.17.  Absence of Certain Business Practices................................................................16
     2.18.  ERISA and Related Employee Benefit Matters...........................................................16
     2.19.  Intellectual Property................................................................................18
     2.20.  Warranties...........................................................................................19
     2.21.  Labor Relations......................................................................................19
     2.22.  Insurance............................................................................................19
     2.23.  Environmental........................................................................................19
     2.24.  Capital Expenditures.................................................................................21
     2.25.  Suppliers............................................................................................21
     2.26.  Dealings with Affiliates.............................................................................22
     2.27.  Bank Accounts........................................................................................22
     2.28.  Compensation.........................................................................................22
     2.29.  Insurance Licenses...................................................................................22

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
     2.30.  Disclosure...........................................................................................22
     2.31  Consultants, Brokers and Finders......................................................................22

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ACQUIROR..........................................................22

     3.1.  Authorization, etc....................................................................................23
     3.2.  No Violation..........................................................................................23
     3.3.  Governmental Authorities..............................................................................23
     3.4.  Consultants, Brokers and Finders......................................................................23

ARTICLE IV. CERTAIN COVENANTS....................................................................................23

     4.1.  Further Assurances....................................................................................23
     4.2.  Employment Agreements.................................................................................23
     4.3.  Reserved..............................................................................................23
     4.4.  Opinion of Counsel....................................................................................23
     4.5.  Release...............................................................................................23

ARTICLE V. CLOSING.............................................................................................  24

     5.1.  Effective Time........................................................................................24
     5.2.  Closing...............................................................................................24
     5.3.  Deliveries at Closing.................................................................................24

ARTICLE VI. TERMINATION AND ABANDONMENT..........................................................................24

     6.1.  Methods of Termination................................................................................24
     6.2.  Procedure Upon Termination............................................................................25

ARTICLE VII. INDEMNIFICATION.....................................................................................25

     7.1.  Indemnification by Shareholder........................................................................25
     7.2.  Indemnification by Acquiror...........................................................................26
     7.3.  Transfer of Defense for Damages.......................................................................26
     7.4.  Survival of Warranties................................................................................27
     7.5.  Determination of Damages..............................................................................27
     7.6.  Exclusivity...........................................................................................27

ARTICLE VIII. MISCELLANEOUS PROVISIONS...........................................................................27

     8.1.  Amendment and Modification............................................................................27
     8.2.  Waiver of Compliance; Consents........................................................................27
     8.3.  Expenses..............................................................................................27
     8.4.  Notices...............................................................................................28
     8.5.  Binding Effect........................................................................................29
     8.6.  Governing Law.........................................................................................29
     8.7.  Counterparts..........................................................................................29
     8.8.  Neutral Interpretation................................................................................29

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
     8.9.  Headings..............................................................................................29
     8.10.  Entire Agreement.....................................................................................29

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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made effective as of the 30th day of September, 1998, by and among AMVESTORS FINANCIAL CORPORATION, a Kansas corporation ("Acquiror"), SENIOR BENEFIT SERVICES OF KANSAS, INC., a Kansas corporation ("Merger Sub"), SENIOR BENEFIT SERVICES INSURANCE AGENCY, INC., a Texas corporation f/k/a "Senior Benefit Services Agency, Inc." ("SBS"), NATIONAL SENIOR BENEFIT SERVICES, INC., a Texas corporation and wholly-owned subsidiary of SBS ("SBS Sub") and Richard McCarter (the "Shareholder").

                                 R E C I T A L S

                  WHEREAS, the Boards of Directors of Acquiror, Merger Sub and SBS deem it advisable and in the best interests of their respective shareholder(s) that Acquiror acquire SBS, and such Boards of Directors have approved the merger of SBS with and into Merger Sub upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, Shareholder, as the sole shareholder of SBS, SBS, as the sole shareholder of SBS Sub, and the Acquiror, as the sole stockholder of Merger Sub, have approved the merger and the transactions contemplated herein.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the foregoing and respective representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

                                   ARTICLE I.
                                   THE MERGER

                 1.1. Structure of the Merger. At the effective time of the Merger (the "Effective Time") as provided in Section 5.1, SBS will merge with and into Merger Sub (the "Merger") pursuant to the provisions of, and with the effect provided in, Section 17-6702 of the Kansas General Corporation Code and
Section 5.01 of the Texas Business Corporation Act, whereupon the separate existence of SBS shall cease, and Merger Sub shall be the surviving corporation (the "Surviving Corporation"). At the Effective Time, the articles of incorporation and by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the articles of incorporation and by-laws of the Surviving Corporation, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation. The articles of incorporation of Merger Sub are attached as Exhibit 1.1.

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                 1.2. Effect of the Merger.

                     (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, the shares of SBS common stock, par value $0.10 per share (the "Common Stock") issued and outstanding at the Effective Time (the "Shares") shall, at the Effective Time, be cancelled and cease to be issued and outstanding shares of Common Stock and shall be converted into the right to receive the Merger Consideration.

                     (b) At the Effective Time, pursuant to and as permitted by applicable Kansas and Texas corporate law, all of the rights, privileges, powers, franchises, property and assets of Merger Sub and SBS and all debts and liabilities due or to become due to Merger Sub and SBS, including every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion or impairment vested in the Surviving Corporation without further act or deed, and without any assignment or transfer having occurred, and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by Merger Sub or SBS. All debts, liabilities, and obligations due or to become due of, and all claims or demands for any cause existing against, Merger Sub or SBS shall be and become the debts, liabilities, obligations of, and the claims and demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them; all rights or creditors of Merger Sub or SBS and all liens upon the property of Merger Sub or SBS shall be preserved unimpaired, and any action or proceeding pending by or against Merger Sub or SBS shall not be deemed to have been abated or have been discontinued, but may be prosecuted to judgment with the right of appeal or review as in other cases as if the Merger had not taken place and the Surviving Corporation may be substituted for Merger Sub or SBS, as the case may be.

                 1.3. Delivery of Cash; Exchange Procedures. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of SBS and Shareholder herein contained, and in consideration of the Merger, Acquiror or Merger Sub agrees to pay to Shareholder as follows (the "Merger Consideration"):

                     (a) At the Closing, $2,135,000 plus simple interest accrued thereon at the rate of 7% per annum from July 1, 1998 through the Closing Date by wire transfer in immediately available funds to Shareholder's account (the "Initial Merger Payment");

                     (b) on or before January 31, 2004, the amount, if any, of Net Reserve Amount (hereinafter defined), as determined in accordance with
Section 1.4.

                 1.4. Reserve Amount. As part of the Merger Consideration, on February 1, 2004 Acquiror shall be obligated to pay to Shareholder the sum of $1,220,000 (the "Reserve Amount"), subject to dollar for dollar (i) deduction for any offsets or deductions against the Reserve Amount which Acquiror may apply to satisfy any claims for Damages made pursuant to Section 7.1 and (ii) addition for simple interest accrued thereon at the rate of 7% per annum from July 1, 1998 through the date of payment. The amount of the Reserve Amount, net of such

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deductions and additions, at January 31, 2004 is referred to herein as the "Net
Reserve Amount" and shall be paid by Acquiror to Shareholder on February 1, 2004 (or if such day is a holiday or weekend, on the next banking day) by wire transfer in immediately available funds. The Reserve Amount shall be a nonexclusive source of funds and nonexclusive remedy for claims for Damages under Section 7.1 and shall not in any way limit or cap the amount of claims for such Damages.

                 1.5. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

                 "Accounts" means all of SBS's and SBS Sub's (as the case may be) customer accounts and records pertaining to such accounts, including accounts and records relating to all lines of insurance, employee benefits and any related types of business or service written or offered by SBS or SBS Sub, as the case may be.

                 "Acquiror" shall have the meaning set forth in the preamble of this Agreement.

                 "Affiliates" shall have the meaning set forth in Section 2.3.

                 "Balance Sheets" shall have the meaning set forth in Section
2.7.

                 "Closing" shall have the meaning set forth in Section 5.2.

                 "Closing Balance Sheet" means the balance sheet of SBS (on a consolidated basis) as of the close of business on the Effective Date prepared in accordance with GAAP.

                 "Closing Date" shall have the meaning set forth in Section 5.2.

                 "Code" shall have the meaning set forth in Section 2.14.

                 "Contracts" shall have the meaning set forth in Section 2.10.

                 "Damages" shall have the meaning set forth in Section 7.1.

                 "Effective Time" shall have the meaning set forth in Section
5.1.
                 "Encumbrances" shall mean all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, charges or encumbrances of any kind or character.

                 "Environmental Laws and Regulations" shall have the meaning set forth in Section 2.23.

                 "ERISA" shall have the meaning set forth in Section 2.18.

                 "GAAP" means generally accepted accounting principles.

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                 "Hazardous Materials" shall have the meaning set forth in
Section 2.23.

                 "Income Statements" shall have the meaning set forth in Section
2.7. "Initial Merger Payment" shall have the meaning set forth in Section 1.3.

                 "IRS" shall have the meaning set forth in Section 2.14.

                 "Intellectual Property Rights" shall have the meaning set forth in Section 2.19.

                 "Key Employees" means employees of SBS or SBS Sub who have material relationships with SBS's or SBS Sub's respective customers.

                  "Knowledge" means the actual knowledge of the subject person and that knowledge that would be obtained or realized upon the subject person's reasonable and prudent inquiry into the matter after having been put on notice (including constructive notice provided for under applicable statutory or regulatory provisions) of the need to so inquire.

                 "Last Fiscal Year-End Date" shall have the meaning set forth in
Section 2.7.

                 "Last Interim Period-End Date" shall have the meaning set forth in Section 2.7.

                 "Laws" shall include, without limitation, all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law.

                 "Lease Restrictions" shall have the meaning set forth in
Section 2.12.

                 "Licenses" shall have the meaning set forth in Section 2.29.

                 "Merger" shall have the meaning set forth in Section 1.1.

                 "Merger Consideration" shall have the meaning set forth in
Section 1.3.

                 "Merger Sub" shall have the meaning set forth in the preamble of this Agreement.

                 "Net Reserve Amount" shall have the meaning set forth in
Section 1.4.

                 "Notice" shall have the meaning set forth in Section 8.4.

                 "Operating Earnings" means for any given period and on a consolidated basis, the gross revenues of SBS less the operating expenses of SBS, excluding expenses related to any Agent Bonus Plan, any SBS Management Bonus Plan, SBS Profit Sharing Plan, employment and non-competition agreements with George Richards and Richard McCarter, respectively, Goodwill amortization and federal income taxes, and determined in accordance with GAAP.

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                 "Pension Benefit Plan" shall have the meaning set forth in
Section 2.18.

                 "Reserve Amount" shall have the meaning set forth in Section
1.4.

                 "SBS" shall have the meaning set forth in the preamble of this Agreement.

                 "SBS Sub" shall mean National Senior Benefit Services, Inc., a Texas corporation, a wholly-owned direct subsidiary of SBS.

                 "Shareholder" shall have the meaning set forth in the preamble of this Agreement.

                 "Shares" shall have the meaning set forth in Section 1.2.

                 "Surviving Corporation" shall have the meaning set forth in
Section 1.1.

                 "Taxes" shall have the meaning set forth in Section 2.14.

                 "Threshold" shall have the meaning set forth in Section 7.1.

                 "Welfare Benefit Plan" shall have the meaning set forth in
Section 2.18.

                                  ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

                  Shareholder and SBS acknowledge that Acquiror and Merger Sub are unwilling to proceed with the Merger and transactions contemplated under this Agreement without the representations and warranties provided by Shareholder in this Article II. Shareholder hereby represents and warrants to Acquiror and Merger Sub as follows:

                  2.1. Corporate Organization, etc. SBS and SBS Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Texas with all requisite corporate power and authority to carry on their respective business as it is now being conducted and to own, operate and lease their respective properties and assets. Exhibit 2.1 lists each of the states where SBS and SBS Sub is qualified as a foreign corporation. To Shareholder's Knowledge (after reasonable investigation made), the conduct of its business and its ownership or use of property do not require SBS or SBS Sub to be qualified or licensed to do business as a foreign corporation in any state except those listed in Exhibit 2.1. SBS and SBS Sub have all federal, state, local and foreign licenses, permits or other approvals required for the operation of their respective businesses as now being conducted, except as would not have a material adverse effect on SBS's or SBS Sub's business or prospects, respectively.

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                 2.2. Capital Stock; Options.

                     (a) The authorized capital stock of SBS consists of 10,000 shares of Common Stock and the only shares of capital stock of SBS issued and outstanding are the 10,000 shares of Common Stock held by Shareholder of record and beneficially. SBS has no treasury stock. All the Shares are validly issued, fully paid and nonassessable and are owned by Shareholder, free and clear of all Encumbrances.

                     (b) The authorized capital stock of SBS Sub consists of 1,000,000 shares of common stock, par value $0.10 per share, and the only shares of capital stock of SBS Sub issued and outstanding are the 10,000 shares of common stock held by SBS of record and beneficially (the "Sub Shares").

                     (c) There are no issued and outstanding options, warrants, rights, securities, contracts, commitments, understandings or arrangements by which SBS, SBS Sub or Shareholder is bound with respect to the Shares or the Sub Shares (with regard to voting, transfer, sale or otherwise) or to issue any additional shares of its capital stock or equity equivalents.

                 2.3. Subsidiaries and Affiliates. SBS has a single subsidiary, SBS Sub. SBS Sub has no subsidiaries. Except as set forth in Exhibit 2.3, neither SBS nor SBS Sub has any other subsidiaries, Affiliates (as defined below) or investments in any other entity or business operation. The term "Affiliates" includes each shareholder, director and officer of a party, and any corporation, partnership or other entity in which such party or a director or officer of such party has any financial interest or is a controlling person, as that term is used in connection with the federal securities laws, if any such person or entity has, or in the past had, a contractual relationship with or transacted business with such party.

                 2.4. Authorization, etc. SBS and Shareholder each have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                 2.5. No Violation. Except as set forth on Exhibit 2.5, neither SBS nor SBS Sub is subject to or obligated under any article or certificate of incorporation or bylaw or, to Shareholder's Knowledge, any Law, agreement, instrument, license, franchise or permit, which would be breached or violated by SBS's execution, delivery and performance of this Agreement. SBS, SBS Sub and Shareholder have complied with all applicable Laws in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                 2.6. Governmental Authorities. Neither Shareholder, SBS nor SBS Sub is required to submit any notice, report or other filing with, and no consent, approval or authorization is required, by any governmental or regulatory authority in connection with their execution, delivery, consummation or performance of this Agreement or the consummation of the transactions contemplated hereby, except as otherwise expressly provided herein.

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                 2.7. Financial Statements. Exhibit 2.7 contains SBS's
consolidated balance sheet at December 31, 1997 and at June 30, 1998 (the "Balance Sheets") and consolidated Statements of Revenue and Expenses for the fiscal year ended December 31, 1997 and for the period ended as of June 30, 1998 (the "Income Statements"). The Balance Sheets are complete and accurate and fairly present the financial position of SBS as of the dates thereof, and the Income Statements fairly and accurately present the results of operations for the periods referred to therein. The Balance Sheets and the Income Statements have been prepared in accordance with GAAP consistently applied. December 31, 1997 is referred to herein as the "Last Fiscal Year-End Date" and June 30, 1998 is referred to herein as the "Last Interim Period-End Date."

                 2.8. No Undisclosed Liabilities, Claims, etc. To Shareholder's Knowledge (after reasonable investigation made) and except for (a) liabilities fully reflected or reserved against in the Balance Sheet; and (b) regular and usual liabilities and obligations incurred in the ordinary course of business consistent with past practices after the Last Interim Period-End Date, neither SBS nor SBS Sub has any liabilities, obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including liabilities, obligations or claims which may become known or which arise only after the Closing and which result from actions, omissions or occurrences of SBS or SBS Sub prior to the Closing.

                 2.9. Absence of Certain Changes. Except as set forth in Exhibit 2.9, since the Last Interim Period-End Date and with references herein being deemed to include SBS Sub:

                 (a) here has not been (i) any adverse change in the business, financial condition, earnings, operations or prospects of SBS's business; (ii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting SBS's properties, business or prospects; (iii) any increase in the compensation payable or to become payable by SBS to its directors, officers or Key Employees, or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party (except for the payment of cash at closing to Shareholder and/or employees of SBS as is expressly agreed by the parties hereto in writing prior thereto); (iv) any entry into any commitment or transaction outside the ordinary course of SBS's business, including, without limitation, any borrowing or capital expenditure (except for the new telephone system installed in August/September 1998); (v) any change by SBS in accounting methods, practices or principles; (vi) any termination or waiver of any rights of value to the business of SBS; (vii) any transaction or event involving receipt or payment of more than $5,000 not in the ordinary course of SBS's business; (viii) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; or
(ix) any agreement or understanding made or entered into to do any of the foregoing; and

                 (b) SBS has (i) operated its business and promoted and maintained the Accounts in the ordinary course, diligently and in good faith, consistent with past management practices; and (ii) maintained all of its properties in customary repair, order and condition, reasonable wear and tear excepted.

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               2.10. Contracts. Exhibit 2.10 contains a schedule of all
Contracts to which SBS or SBS Sub is a party. The term "Contracts" shall include, but shall not be limited to, all oral (which shall be summarized in Exhibit 2.10) and written contracts, agreements, loan agreements, mortgages, indentures, deeds of trust, guarantees, commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, distribution or dealer agreements, service agreements, license agreements and advertising agreements (except there shall not be included any license agreements, brokers agreement with insurance agents or agreements which do not exceed, in the case of any one agreement, an obligation of $5,000, and in the case of all such agreements, an aggregate obligation of $15,000). To the Knowledge of Shareholder, neither SBS nor SBS Sub is in default or alleged to be in default under any Contract nor is SBS or SBS Sub aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute SBS's or SBS Sub's default under any Contract. To the Knowledge of Shareholder, all the Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms.

               2.11. True and Complete Copies. Copies of all agreements, contracts and documents delivered and to be delivered hereunder by SBS or SBS Sub are true and complete copies of such agreements, contracts and documents. All written summaries of oral agreements are materially correct.

               2.12. Title and Related Matters. Except as set forth in Exhibit 2.12, SBS and SBS Sub have good and marketable title to (or in the case of indicated leases, valid leasehold interest) in all their respective properties and assets reflected in the Balance Sheet or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices) including, without limitation, the specific assets referred to in paragraphs (a), (b) and
(c) below, free and clear of all Encumbrances, except as reflected on the Balance Sheet. SBS or SBS Sub, as the case may be, owns or leases, directly or indirectly, all the assets and properties, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of SBS or SBS Sub, respectively, as presently conducted.

                     (a) Real Property

                         (i) SBS has good and marketable title in fee simple to
              the land, including buildings and improvements thereon, shown on the Balance Sheet. All such land, buildings and improvements of SBS are owned free and clear of all Encumbrances of every kind and character, except as set forth on Exhibit 2.12.

                         (ii) Neither SBS nor SBS Sub is a tenant under any
              lease(s) of real property used by SBS or SBS Sub except as described on Exhibit 2.10. With respect to the leased real property described on Exhibit 2.10 and except as set forth on
              Exhibit 2.12: (A) all such leases are in full force and effect and constitute

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              valid and binding obligations of the respective parties thereto;
              (B) there have not been and there currently are not any defaults thereunder by any party thereto; (C) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate the lease; and (D) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the transactions contemplated by this Agreement or, if any would be affected, Shareholder shall use all necessary means at its disposal to cause an appropriate consent to such transactions to be delivered to Acquiror prior to the Closing Date at no cost or other adverse consequence to SBS, SBS Sub, Merger Sub or Acquiror ((A) through (D) are hereinafter collectively referred to as "Lease Restrictions").

                         (iii) Neither SBS nor SBS Sub currently has, and in the
              past has not had, any ownership interest in any real property except as disclosed on Exhibit 2.12.

                     (b) Personal Property. SBS (or SBS Sub, if so indicated) has good and marketable title to all the personal property and assets, tangible or intangible, shown on the Balance Sheet, except to the extent sold or disposed of in transactions entered into in the ordinary course of business consistent with past practices since the Last Fiscal Year-End Date. The personal property in the aggregate is in good condition and working order, and each individual item of personal property which would cost in excess of $2,500 to replace is in good condition and working order. None of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business; or (ii) security interests, encumbrances, liens or charges of any kind or character, except as set forth in
Exhibit 2.12. Except as set forth in Exhibit 2.12, there are no Lease Restrictions with respect to the personal property leased by SBS.

                     (c) No Disposition of Assets. There has not been since the Last Fiscal Year-End Date any sale, lease or any other disposition or distribution by SBS or SBS Sub of any of their respective assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Acquiror.

               2.13. Litigation. Except as set forth in Exhibit 2.13, (a) there is no suit, action, investigation or proceeding pending or, to the Knowledge of Shareholder, threatened against Shareholder or SBS or SBS Sub or any of SBS's or SBS Sub's directors, officers or Key Employees (a "Matter"), (b) there are no Matters pertaining to the Licenses, and (c) without limiting the generality of the foregoing, there are no Attorney General, department of insurance or other matters pending or, to the Knowledge of Shareholder, threatened which, if adversely determined, would adversely affect the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of SBS or SBS Sub. There is not any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency,

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

instrumentality or arbitrator outstanding against SBS or SBS Sub having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

               2.14. Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Laws or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing
Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or charged. For purposes of this Section 2.14, SBS shall be deemed to include SBS Sub and any predecessor of SBS or SBS Sub or any person or entity from which SBS or SBS Sub incurs a liability for Taxes as a result of transferee liability. Except as stated in Exhibit 2.14:

                     (a) SBS and SBS Sub have duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. All Taxes not yet due and payable have been fully accrued on the books of SBS and SBS Sub and the Balance Sheets and adequate reserves have been established therefor; the charges, accruals and reserves for Taxes provided for on the financial statements delivered or to be delivered pursuant to Section 2.7 are adequate; and there are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. Copies of all federal, state and foreign tax returns filed by SBS and SBS Sub for the past five (5) years have been delivered to Acquiror.

                     (b) Neither SBS or SBS Sub is, or has been, a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes. Neither SBS nor SBS Sub is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

                     (c) SBS and SBS Sub have (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies, (ii) paid all employer contributions and premiums and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect for the applicable year or any prior provision thereof and other applicable Laws.

                     (d) The federal income tax returns of SBS and SBS Sub have been examined by the Internal Revenue Service (the "IRS"), or have been closed by the applicable statute of limitations, for all periods through December 31, 1994; neither SBS nor SBS Sub has any state income tax liability or reporting requirements; and no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against SBS or SBS Sub by any federal, state, local or foreign taxing authority. Exhibit 2.14 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of SBS or SBS Sub (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against SBS or SBS Sub in connection with any existing audits or proceedings.

                     (e) Neither SBS nor SBS Sub have executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by SBS or SBS Sub with respect to any Taxes is currently in force.

                     (f) Neither SBS nor SBS Sub has entered into any closing or other agreement with any taxing authority which affects any taxable year of SBS or SBS Sub ending after the Closing Date. Neither SBS nor SBS Sub is a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits.

                     (g) Neither SBS nor SBS Sub has agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The IRS has not proposed to SBS or SBS Sub any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. Neither SBS nor SBS Sub has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to their respective business or operations and that affects any taxable year ending after the Closing Date.

                     (h) Neither SBS nor SBS Sub has consented to the application of Code Section 341(f).

                     (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of SBS or SBS Sub that, individually or collectively, could give rise to the payment by SBS or SBS Sub of any amount that would not be deductible by reason of Code Section 280G.

                     (j) No asset of SBS or SBS Sub is tax exempt use property under Code Section 168(h). No portion of the cost of any asset of SBS or SBS Sub has been financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in Code Section 103(a).

                     (k) No asset of SBS or SBS Sub is property that SBS or SBS Sub is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code Section 168(f)(8).

                     (l) Neither SBS nor SBS Sub has or has had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country. Neither SBS nor SBS Sub is a foreign person within the meaning of Code Section 1445.

                     (m) Neither Acquiror, Merger Sub, SBS nor SBS Sub will be liable for any federal, state, local, foreign or other sales, use, documentary, recording, stamp, transfer or similar Taxes applicable to, imposed upon or arising out of prior tax returns or obligations, of SBS or SBS Sub which could arise because of the Merger and the transactions contemplated by this Agreement.

               2.15. Government Contracts. No Contract or other aspect of the business of SBS and SBS Sub is subject to the Armed Services Procurement Regulations or other regulations of any governmental agency. Neither SBS nor SBS Sub has bid on or been awarded any "small business set aside contract," any other "set aside contract" or other order or contract requiring small business or other special status at any time during the last three (3) years.

               2.16. Compliance with Law.

                     (a) To the Knowledge of Shareholder (after reasonable investigation made), neither (i) SBS nor SBS Sub has previously failed or is currently failing to comply with any applicable Laws relating to the business of SBS or SBS Sub or the operation of their respective businesses and assets and
(ii) SBS nor SBS Sub has previously failed and is not currently failing to comply with any applicable Laws relating to the business of SBS or SBS Sub or the operation of their respective businesses and assets where such failure or failures would individually or in the aggregate have an adverse effect on the financial condition, business, operations of SBS taken as a whole. In particular, but without limiting the generality of the foregoing, each of SBS and SBS Sub is in compliance with all applicable Laws relating to deceptive trade practices, unauthorized practice of law, unfair competition, unfair claims settlement practices, rebating, anti-competitive practices, price fixing, health and safety, environmental, employment and discrimination matters. There are no proceedings of record and no proceedings are pending or threatened, nor has SBS or SBS Sub received any written notice regarding any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

                     (b) Exhibit 2.16 contains copies of all reports, orders, consent agreements and findings of inspections by representatives of any federal, state or local governmental entity or agency of SBS's or SBS Sub's respective businesses and properties from January 1, 1994 through the date hereof. The deficiencies, if any, noted on such reports or any deficiencies noted by such inspections through the Closing Date shall be corrected by the Closing

Date. Neither SBS, SBS Sub nor Shareholder knows or has reason to know of any other safety, health, environmental, anti-competitive or discrimination problems relating to the financial condition, business, assets, operations, prospects, earnings or employment practices of SBS or SBS Sub.

               2.17. Absence of Certain Business Practices. None of SBS, SBS Sub, any director, officer, employee or agent of SBS or SBS Sub, Shareholder, any other person or entity acting on behalf of or associated with SBS, SBS Sub or Shareholder, nor any other entity directly or indirectly owned or controlled by SBS, SBS Sub or Shareholder, acting alone or together, has (a) received, directly or indirectly, any payments, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom SBS or SBS Sub has done business directly or indirectly, other than commissions, fees and rebates for SBS's or SBS Sub's normal business operations, or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person or entity who is or may be in a position to help or hinder the business of SBS or SBS Sub (or assist SBS or SBS Sub in connection with any actual or proposed transaction) any of which (i) might subject SBS or SBS Sub to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, business or operations of SBS or SBS Sub as reflected in the financial statements set forth in Exhibit 2.7, or (iii) if not continued in the future, might adversely affect the assets, business operations or prospects of SBS taken as a whole or which might subject SBS or SBS Sub to suit or penalty in any private or governmental litigation or proceeding.

               2.18. ERISA and Related Employee Benefit Matters. References in this Section to "SBS" shall be deemed to include SBS Sub.

                     (a) Welfare Benefit Plans. Exhibit 2.18(a) lists each "employee welfare benefit plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by SBS or to which SBS contributes or is required to contribute, including any multiemployer plan ("Welfare Benefit Plan") and sets forth as of the most recent valuation date (i) the amount of any liability of SBS for payments due with respect to any Welfare Benefit Plan, (ii) the amount of any payment made and to be made, stated separately, by SBS with respect to any Welfare Benefit Plan for the plan year during which the Closing is to occur, and (iii) with respect to any Welfare Benefit Plan to which Section 505 of the Code applies, a statement of assets and liabilities for such Welfare Benefit Plan as of the most recent valuation date. Without limiting the foregoing, Exhibit 2.18(a) discloses any obligations of SBS to provide retiree health benefits to current or former employees of SBS.

                     (b) Pension Benefit Plans. Exhibit 2.18(b) lists each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by SBS or to which SBS contributes or is required to contribute, including any multiemployer plan ("Pension Benefit Plan"). All costs of each Pension Benefit Plan have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA. SBS does not maintain or contribute to any Pension Benefit Plan that is subject to Title I, Part 3 of ERISA (concerning "funding"), With respect to each Pension Benefit Plan that is not subject to Title I, Part 3 of ERISA, Exhibit 2.18(b) sets forth as of the valuation date (i) the amount of any liability of SBS for any contributions due with respect to such Pension Benefit Plan and (ii) the amount of any contribution paid and to be paid, stated separately, by SBS with respect to such Pension Benefit Plan for the plan year during which the Closing is to occur.

                     (c) Compliance with Applicable Law. Each of the Pension Benefit Plans, Welfare Benefit Plans, any related trust agreements, insurance contracts, annuity contracts, and other funding arrangements, comply in all respects with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. SBS has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of Shareholder, threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans, and no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans. Each Pension Benefit Plan is qualified in form and operation under section 401(a) of the Code, the Internal Revenue Service has issued a favorable determination letter with respect to each Pension Benefit Plan, and no event has occurred that will or could give rise to a disqualification of any Pension Benefit Plan under Code Section 401(a). To the Knowledge of Shareholder, no event has occurred that will or could subject any Welfare Benefit Plan or Pension Benefit Plan to tax under Section 511 of the Code.

                     (d) Administration of Plans. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code. No trust agreement, insurance contract, annuity contract, or other funding arrangement would impose a penalty, discount, or other reduction on account of the withdrawal of assets from such agreement, contract, or arrangement or a change in investment of such assets. There is no pending or threatened litigation concerning any Welfare Benefit Plan or Pension Benefit Plan, and there have been no written or oral communications concerning any such Plan with the Internal Revenue Service, Department of Labor, or any other federal, state, or local governmental entity.

                     (e) Other Employee Benefit Plans and Agreements. Exhibit 2.18(e) lists each fringe benefit, cafeteria, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement, or employment agreement not terminable on 30 days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on the Exhibits to this Section that is maintained by SBS or to which SBS contributes or is required to contribute. Exhibit 2.18(e) contains a complete list of all employees of SBS and the number of vacation days currently accrued to each such employee.

                     (f) Copies of Plans. Exhibit 2.18(a) lists: each Welfare Benefit Plan; each Pension Benefit Plan, related trust agreements, annuity contracts, insurance contracts, and other funding arrangements; each plan, agreement, arrangement, and commitment referred to in subsection (e) of this Section; favorable determination letters; annual reports (Form 5500 series) required to be filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; current summary plan descriptions; and actuarial reports as of the last valuation date for each Pension Benefit Plan that is subject to Title IV of ERISA.

                     (g) Continuation Coverage Requirements for Health Plans. Each group health plan of SBS (including any plans of Affiliates of SBS that must be taken into account under Section 4980B of the Code) has been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code and Title I, Part 6 of ERISA.

                     (h) Valid Obligations. Each Welfare Benefit Plan, Pension Benefit Plan, related trust agreement, annuity contract or other funding instrument, and each plan, agreement, arrangement and commitment referred to in subsection (e) of this Section is legal, valid and binding and in full force and effect, and there are no defaults thereunder. Except as specified in Exhibit 2.18(h), none of the rights of SBS thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of SBS thereunder will be enforceable by Acquiror at and after the Closing without the consent or agreement of any other party other than consents and agreements specifically listed in Exhibit 2.18(h).

               2.19. Intellectual Property. SBS and SBS Sub has good and marketable title to each copyright, trademark, trade name, service mark, trade dress, patent, franchise, trade secret, product designation, formula, process, know-how, right of publicity, design and other similar rights used in, or necessary for, the operation of their respective businesses as currently conducted. Exhibit 2.19 contains a detailed listing of each copyright registered with the U. S. Copyright Office, each trademark, trade name, service mark, trade dress, and patent registered with the U. S. Patent and Trademark Office, and all pending applications therefor, owned by SBS or SBS Sub (collectively "Intellectual Property Rights"). Except as otherwise set forth on Exhibit 2.19, all of said Intellectual Property Rights are free and clear of all royalty obligations, security interests, liens and encumbrances. SBS or SBS Sub, as the case may be, has the exclusive right to use all Intellectual Property Rights used in, or necessary for, the operation of their respective businesses as currently conducted. SBS, SBS Sub and Shareholder have taken all action necessary to protect against and defend against, and has no knowledge of, any conflicting use of any such Intellectual Property Rights. Neither SBS nor SBS Sub has or intends to utilize any Intellectual Property Rights except those which are set forth in Exhibit 2.19. Except as set forth in Exhibit 2.19, neither SBS nor SBS Sub is a party in any capacity to any franchise, license, royalty or other agreement respecting or restricting any Intellectual Property Rights, and the Intellectual Property Rights used by SBS or SBS Sub in the conduct of their respective businesses do not conflict with the Intellectual Property Rights of any third party. No service provided by SBS or SBS Sub violates any license or infringes any Intellectual Property Rights of any third party, and there are no pending claims or demands by any third party to the contrary. Exhibit 2.19, which shall be provided to Acquiror at Closing, lists all computer and telephone passcodes, passwords, log in identities and other relevant information needed to access and use the equipment of SBS and SBS Sub.

               2.20. Warranties. Except as set forth in Exhibit 2.20, to Shareholder's Knowledge, there are no claims existing or threatened under or pursuant to any warranty, whether expressed or implied, on products or services sold by SBS or SBS Sub.

               2.21. Labor Relations. To Shareholder's Knowledge, SBS and SBS Sub is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, the Equal Employment Opportunities Act as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protective Act, and all other Laws, each as amended to date, relating to employer/employee rights and obligations. SBS and SBS Sub currently have satisfactory relationships with its employees.
Exhibit 2.21 lists (i) current employees, officers and directors of SBS and SBS Sub, respectively, and their respective compensation levels and (ii) each former employee and/or officer of SBS or SBS Sub whose aggregate annualized compensation (including all bonuses), exceeded $40,000 and whose employment by SBS or SBS Sub has ceased for any reasons since January 1, 1994. Set forth opposite the name of each such employee and/or officer listed pursuant to clause
(ii) above are: the positions held; the beginning and ending employment dates; and the reason for the cessation of employment.

               2.22. Insurance. Exhibit 2.22 lists all of SBS's and SBS Sub's existing insurance policies, the premiums therefor and the coverage of each policy, including errors and omissions, fidelity and crime coverages. Such policies and the amount of coverage and the risks insured are, in the aggregate, sufficient to protect and insure SBS and SBS Sub against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated.

               2.23. Environmental.

                     (a) For purposes of this Section:

                         (i) "Hazardous Materials" means any hazardous,
                infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is: (i) defined as a "pollutant" pursuant to 33 U.S.C.ss.1362(6); (ii) defined as a "hazardous waste" pursuant to 42 U.S.C.ss.6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. ss. 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C.ss. 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C.ss. 9601(33); (vi) petroleum; (vii) asbestos; and
                (viii) polychlorinated biphenyl.

                         (ii) "Environmental Laws and Regulations" means all
                limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C.ss.ss.7401 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.ss.9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.ss. 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss. 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C.ss.ss. 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. ss.ss. 6901 et seq.; (vii) the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et seq.; (viii) Laws relating in whole or part to emissions, discharges, releases, or threatened releases of any Hazardous Material; and
                (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

                         (iii) "SBS" shall be deemed to include SBS Sub.

                     (b) The operations and activities of SBS comply, and have in the past complied, in all respects, with all Environmental Laws and Regulations. There are no pending or currently proposed changes to any Environmental Laws and Regulations which, when implemented or effective, may affect the operations of SBS.

                     (c) SBS has obtained and is and has been in full compliance with all requirements, permits, licenses and other authorizations which are required with respect to SBS's operations, as well as the transactions contemplated hereby under all Environmental Laws and Regulations. Exhibit 2.23 lists each such permit, license or other authorization. There are no other such permits, licenses or other authorizations which are required by any Environmental Laws and Regulations to be obtained after the Closing.

                     (d) There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received or threatened against SBS relating in any way to any Environmental Laws and Regulations.

                     (e) SBS has not caused or experienced any past or present events, conditions, circumstances, plans or other matters which: (i) are not in compliance with all Environmental Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation or investigation based on or relating to Hazardous Materials including, without limitation, such matters relating to any property owned, leased or utilized by SBS at any time; (iii) arise from inventory of or waste from Hazardous Materials; or (iv) arise from any off-site disposal, release or threatened release of Hazardous Materials.

                     (f) No asbestos, polychlorinated biphenyls, lead-based paints, or radon are on any real property or in any building now or previously owned, operated, leased or utilized by SBS.

                     (g) No employee or former employee of SBS has been exposed to any Hazardous Material owned, produced or utilized by SBS or any former subsidiary.

                     (h) Neither SBS nor Shareholder has received any notice or indication from any governmental agency or private or public entity advising that SBS is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials. Neither SBS nor Shareholder is aware of any facts which might give rise to such notices.

                     (i) No underground tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously owned, operated, leased or utilized by SBS.

                     (j) Exhibit 2.23 contains complete copies of all environmental investigations, assessments, audits, studies, tests and related materials in possession of SBS or Shareholder or known to SBS or Shareholder to exist, which relate to the current or prior operations of SBS or any real property now or previously owned, operated, leased or utilized by SBS.

               2.24. Capital Expenditures. Neither SBS nor SBS Sub has any outstanding commitments for capital expenditures in excess of $5,000 in aggregate.

               2.25. Suppliers. No suppliers of goods or services to SBS or SBS Sub that has made sales or provided services representing, individually or in the aggregate, more than $25,000 in payments or commitments by SBS or SBS Sub since August 31, 1997 has (i) ceased, or indicated any intention to cease, doing business with SBS or SBS Sub, or (ii) changed or indicated any intention to change any terms or conditions for future supply or sale of products or services from the terms or conditions that existed with respect to the supply or sale of such products or services during the twelve
(12) month period ending on the date hereof.

               2.26. Dealings with Affiliates. Exhibit 2.26 sets forth a complete list (including the parties) of all oral or written contracts, arrangements or other agreements (excluding any contract listed on Exhibit 2.28) with any Affiliate to which SBS or SBS Sub is, will be or has been a party at any time from January 1, 1994, to the Closing Date.

               2.27. Bank Accounts. Exhibit 2.27 is a list of all bank accounts, lock boxes, safe deposit boxes and post office boxes, and the combinations, codes or location of keys thereto, maintained in the name of or controlled by SBS and/or SBS Sub and the names of the persons having access thereto.

               2.28. Compensation. Exhibit 2.28 lists the current job title and total remuneration (including, without limitation, salary, commissions and bonuses) for each officer, director, employee or consultant of SBS or SBS Sub who received total remuneration in excess of $40,000 from SBS or SBS Sub, respectively, during either of the past two (2) calendar years or who is expected to receive total remuneration in excess of such amount during the current calendar year.

               2.29. Insurance Licenses. SBS, SBS Sub and each of their respective shareholders, directors, officers and employees required by law to do so has obtained and currently maintains in good standing all required licenses from the Texas Insurance Department and all other similar agencies by which they are required to be licensed (the "Licenses"). Exhibit 2.29 contains an accurate list of the Licenses, including the number of each License.

               2.30. Disclosure. No representation or warranty made by SBS, SBS Sub or Shareholder in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to Acquiror, by or on behalf of SBS, SBS Sub or Shareholder in connection with any of the transactions contemplated by this Agreement contains any untrue statement of fact or omits to state a fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made

               2.31. Consultants, Brokers and Finders. Neither SBS, SBS Sub nor Shareholder have retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror hereby represents and warrants to SBS and Shareholder as follows:

               3.1. Authorization, etc. Acquiror and Merger Sub each have, or, in the case of Merger Sub, will have, prior to the Effective Time, full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

               3.2. No Violation. Neither Acquiror nor Merger Sub is subject to or obligated under any certificate of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by the execution, delivery or performance of this Agreement unless appropriate consents or waivers to such actions have been previously obtained. Acquiror has complied with all Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

               3.3. Governmental Authorities. Neither Acquiror nor Merger Sub is required to submit any notice, report or other filing with and no consent, approval or authorization is required by any governmental or regulatory authority in connection with Acquiror 's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby except for (i) the filing of the Certificate of Merger with the Secretary of State of Kansas, (ii) the filing of the Articles of Merger with the Secretary of State of Texas (such Certificate of Merger and Articles of Merger are sometimes jointly referred to as the "Certificates of Merger"), (iii) the filing of notice with the Texas Insurance Commission, and (iv) such notices, reports, other filings, consents, approvals or authorizations which have been made or obtained.

               3.4. Consultants, Brokers and Finders. Acquiror has not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV
                                CERTAIN COVENANTS

               4.1. Further Assurances. SBS, SBS Sub, Shareholder and SBS's and Shareholder's respective counsel will furnish Acquiror with such other and further documents, certificates, opinions, consents and information as Acquiror shall reasonably request to evidence compliance with the terms and conditions of any credit agreement in existence or to be entered into between Acquiror and a bank and/or other lending entities or individuals.

               4.2. Employment Agreements. At the Closing, each party to the respective Employment Agreements substantially in the form attached hereto as Exhibits 4.2(a) and 4.2 (b) shall execute and deliver such Employment Agreements.

               4.3. Reserved.

               4.4. Opinion of Counsel. At the Closing, Shareholder and SBS shall cause Acquiror to have received an opinion of their respective counsel, dated as of the Closing Date, substantially in the form attached hereto as
Exhibit 4.4.

               4.5. Release.. At the Closing, Shareholder shall execute and deliver the Release substantially in the form attached hereto as Exhibit 4.5.

                                   ARTICLE V
                                     CLOSING

               5.1. Effective Time. The Merger shall become effective upon the filing and acceptance of the Certificates of Merger in proper form for filing with the Secretaries of State of Kansas and Texas or as of such later time as specified in the Certificates of Merger, such time herein called the "Effective Time."

               5.2. Closing. Unless this Agreement shall have been terminated or the Merger abandoned pursuant to the provisions of Article VI hereof, a closing (the "Closing") shall be held on September 30, 1998 or on such other date mutually agreed upon by the parties (the "Closing Date") at the offices of Acquiror or such place or places as mutually agreed upon by the parties.

               5.3. Deliveries at Closing.

                    (a) At the Closing, Shareholder shall deliver to Acquiror and Merger Sub all the Common Stock by delivering the Certificates and the other agreements, certifications and other documents required to be executed and delivered hereunder at the Closing shall be duly and validly executed and delivered.

                    (b) At the Closing, SBS and SBS Sub shall deliver to Acquiror and Merger Sub, in form reasonably satisfactory to counsel for Acquiror, such bills of sale, assignments or other conveyances and all third party consents obtained as may be appropriate or necessary to effect the Merger.

                    (c) From time to time after the Closing, at Acquiror's request and without further consideration from Acquiror, SBS and SBS Sub shall execute and deliver such other instruments of conveyance and transfer and take such other action as Acquiror reasonably may require to consummate the transactions contemplated by this Agreement.

                    (d) Acquiror shall deliver to Shareholder the Initial Merger Payment.

                    (e) The respective parties to the Employment Agreements, Opinion and Release shall deliver signed originals of such documents.

                                   ARTICLE VI
                           TERMINATION AND ABANDONMENT

               6.1. Methods of Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                    (a) by mutual written consent of Acquiror and SBS; or

                    (b) by either SBS or Acquiror, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if a judgment, injunction, order or decree enjoining Acquiror or SBS from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

               6.2. Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 6.1 hereof, this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                    (a) each party will upon request redeliver all documents, Merger Consideration and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                    (b) each party shall bear its own expenses.

                                  ARTICLE VII
                                 INDEMNIFICATION

               7.1. Indemnification by Shareholder. Shareholder agrees to indemnify Acquiror and Merger Sub against any loss, damage, or expense (including but not limited to reasonable attorneys' fees) ("Damages"), incurred or sustained by Acquiror or Merger Sub as a result of (a) any breach of any term, provision, covenant or agreement contained in this Agreement by SBS, SBS Sub or Shareholder; (b) any inaccuracy in any of the representations or warranties made by SBS, SBS Sub or Shareholder in Article II of this Agreement;
(c) any loss, claim or obligation arising from or related to the business or operation of the Company conducted prior to the Closing (to the extent such business and/or operation, or the existence, nature or extent of any such loss, claim or obligation, has been misrepresented by SBS, SBS Sub or Shareholder);
(d) any loss, claim or obligation arising from or related to tax obligations (and related fines, penalties and interest) of the Company or Shareholder for periods ending on or prior to the Closing Date; or (e) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by SBS, SBS Sub or Shareholder in accordance with any provision of this Agreement. The obligations of Shareholder as set forth in this Section shall be subject to and limited by the following:

                    (a) No claim for Damages shall be made until the cumulative amount of such Damages shall equal or exceed $10,000 (the "Threshold") at which time a claim for Damages in excess thereof can be made on a dollar-for-dollar basis; provided, however, the maximum aggregate amount of Shareholder's liability hereunder or otherwise shall not exceed the Merger Consideration. Such limitations, however, shall not apply to any Damages resulting from fraudulent actions, intentional misrepresentations or breaches of covenants;

                    (b) Acquiror shall give written notice to Shareholder stating specifically the basis for the claim for Damages, the amount thereof and if relating to a pending claim by a third party to which Acquiror is entitled to indemnification, Acquiror shall tender defense thereof to Shareholder as provided in Section 7.3; and

                    (c) Acquiror shall first use the Reserve Amount to satisfy any claims for Damages. Thereafter, Acquiror shall have the option to (A) offset such claims for Damages against any obligation of Acquiror to Shareholder now or hereafter existing, or (B) require Shareholder to promptly pay to Acquiror such amounts in cash.

               7.2. Indemnification by Acquiror. Acquiror agrees to indemnify Shareholder against Damages incurred or sustained by Shareholder as a result of
(a) any breach of any term, provision, covenant or agreement contained in this Agreement by Acquiror or Merger Sub; (b) any inaccuracy in any of the representations or warranties made by Acquiror or Merger Sub in Article III of this Agreement; (c) any loss, claim or obligation arising from or related to the business or operation of the Company conducted after the Closing Date (but except for the effect, damage or loss upon such business or operation arising from or related to any claim for Damages asserted under Section 7.1); or (d) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by Acquiror or Merger Sub in accordance with any provision of this Agreement. The obligations of Acquiror as set forth in this Section shall be subject to and limited by the following:

                    (a) No claim for Damages shall be made until the cumulative amount of such Damages shall equal or exceed $10,000 (the "Threshold") at which time a claim for Damages in excess thereof can be made on a dollar for dollar basis; provided, however, the maximum aggregate amount of Acquiror's liability hereunder shall not exceed the Merger Consideration. Such limitations, however, shall not apply to any Damages resulting from fraudulent actions, intentional misrepresentations, breaches of covenants; and

                    (b) Shareholder shall give written notice to Acquiror stating specifically the basis for the claim for Damages, the amount thereof and, if relating to a pending claim by a third party to which Acquiror is entitled to indemnification, shall tender defense thereof to Acquiror as provided in Section 7.3.

               7.3. Transfer of Defense for Damages. Promptly upon receipt by the indemnitee of a notice of a claim by a third party which may give rise to a claim for Damages, the indemnitee shall give written notice thereof to the indemnitor. No failure or delay of the indemnitee in the performance of the foregoing shall relieve, reduce or otherwise affect the indemnitor's obligations and liability to indemnify the indemnitee pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the indemnitor's ability to defend against such claim for Damages. If the indemnitor gives to the indemnitee an agreement in writing, in a form reasonably satisfactory to the indemnitee's counsel, to defend such claim for Damages, the indemnitor may, at its sole expense, undertake the defense against such claim and may contest such claim and the indemnitee shall execute such documents and take such steps as may be reasonably necessary in the opinion of counsel for the indemnitor, to enable the indemnitor to conduct the defense of such claim for Damages. If the indemnitor fails or refuses to defend any claim for Damages, the indemnitor may nevertheless, at its own expense, participate in the defense of such claim by the indemnitee and in any and all settlement negotiations relating thereto. In any and all events, the indemnitor shall have such access to the records and files of the indemnitee relating to any claim for Damages as may be reasonably necessary to effectively defend or participate in the defense thereof. No party shall settle any claim for Damages without the consent of the other, which consent shall not be unreasonably withheld. In order to achieve a reasonable and speedy resolution of third party claims, the parties hereto agree to reasonably cooperate with each other in such regard.

               7.4. Survival of Warranties. The respective representations and warranties of SBS, SBS Sub, Shareholder, Acquiror and Merger Sub contained herein or in any certificates shall not be deemed waived or otherwise affected by any investigation made by any party hereto or the occurrence of the Merger. Each and every such representation and warranty shall survive for a period of four (4) years from the Closing Date, and any claim for Damages not commenced during such period shall be waived; provided, however, all claims for Damages based on intentionally wrongful or fraudulent actions or misrepresentations ("Fraud") shall survive for four (4) years after the claiming party has actual knowledge of such Fraud.

               7.5. Determination of Damages. The parties shall make appropriate adjustments for tax benefits and insurance coverage and take into account the time and cost of money in determining Damages for purposes of this Article VII.

               7.6. Exclusivity. Redress under the indemnity provisions contained in this Article shall be the exclusive remedy available to the parties hereto for the matters covered by such provision, except in the cases of fraudulent actions or intentional misrepresentations.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

               8.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

               8.2. Waiver of Compliance; Consents. Any failure of SBS, SBS Sub or Shareholder on the one hand, or Acquiror or Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Acquiror or by SBS, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

               8.3. Expenses. Each party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein.

               8.4. Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iii) telexed or telecopied, with receipt confirmed, addressed as follows:

         If to SBS, SBS Sub or Shareholder:

                  Richard McCarter
                  Senior Benefit Services Insurance Agency, Inc.
                  6833 Dan Danciger Road
                  Fort Worth, Texas  76133-4909
                  Telecopier: (817) 370-0857
                  Telephone:  (817) 370-0585

         with a copy to:

                  Mack Ed Swindle, Esq.
                  Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                  3500 City Center Tower II
                  301 Commerce Street
                  Fort Worth, TX  76102
                  Telecopier: (817) 335-6935
                  Telephone: (817) 335-4417

         If to Acquiror or Merger Sub to:

                  Thomas M. Fogt and Michael H. Miller
                  AmVestors Financial Corporation
                  555 S. Kansas Avenue
                  Topeka, Kansas  66603
                  Telecopier:  (785) 295-4345
                  Telephone:  (785) 232-6945

         with a copy to:

                  Gregory G. Johnson, Esq.
                  Bryan Cave LLP
                  1200 Main Street, Suite 3500
                  Kansas City, Missouri  64105
                  Telecopier:  (816) 374-3300
                  Telephone:  (816) 374-3227
or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or
(iii) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

               8.5. Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

               8.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF KANSAS (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE TEXAS PRINCIPLES OF CONFLICTS OF LAW OF THE STATE OF KANSAS) AS TO ALL MATTERS INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

               8.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.8. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

               8.9. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               8.10. Entire Agreement. This Agreement, which term as used throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove set forth.


                               ACQUIROR:

                               AMVESTORS FINANCIAL CORPORATION


                               By:  /s/ Thomas M. Fogt
                                   -------------------------------------------
                               Name:    Thomas M. Fogt
                               Title:   Executive Vice President

                               MERGER SUB:

                               SENIOR BENEFIT SERVICES OF KANSAS, INC.


                               By: /s/ Michael H. Miller
                                   -------------------------------------------
                               Name:   Michael H. Miller
                               Title:  Executive Vice President

                               SBS:

                               SENIOR BENEFIT SERVICES INSURANCE AGENCY, INC.

                               By: /s/ Richard McCarter
                                   -------------------------------------------
                               Name:   Richard McCarter
                               Title:  Chairman of the Board

                                    SBS SUB:

                                    NATIONAL SENIOR BENEFIT SERVICES, INC.


                                    By:  s/ Richard McCarter
                                       ---------------------------------------
                                    Name:   Richard McCarter
                                    Title:  President

                                    SHAREHOLDER:


                                    /s/ Richard McCarter
                                   -------------------------------------------
                                        Richard McCarter

                              SCHEDULE OF EXHIBITS

                                       TO

                          AGREEMENT AND PLAN OF MERGER

         Exhibits                                    Title
         --------                                    -----

         Exhibit 1.1                Merger Sub's Articles of Incorporation

         Exhibit 1.6                Merger Consideration Allocation

         Exhibit 2.1                Foreign Qualifications

         Exhibit 2.3                Schedule of Subsidiaries and Affiliates

         Exhibit 2.5                Restrictions on Ability to Perform

         Exhibit 2.7                Financial Statements

         Exhibit 2.9                Certain Changes

         Exhibit 2.10               Schedule of Contracts

         Exhibit 2.12               Title and Related Matters

         Exhibit 2.13               Legal Proceedings and Judgments

         Exhibit 2.14               Certain Tax Matters

         Exhibit 2.16               Copies of Reports and Inspections

         Exhibit 2.18(a)            ERISA and Related Employee Benefit Matters

         Exhibit 2.18(b)            Accrued Vacation Days

         Exhibit 2.19               Schedule of Intellectual Property Rights

         Exhibit 2.20               Warranties and Claims Under Warranties

         Exhibit 2.21               Labor Relations

         Exhibit 2.22               Schedule of Insurance

         Exhibit 2.26               Schedule of Contracts with Affiliates

         Exhibit 2.27 List of all Bank Accounts, Lock Boxes, Safe Deposit Boxes and Post Office Boxes

         Exhibit 2.28               Compensation Schedule

         Exhibit 2.29               Licenses

         Exhibit 4.2(a)             Employment Agreement with Richard McCarter

         Exhibit 4.2(b)             Employment Agreement with George Richards

         Exhibit 4.4                Opinion

         Exhibit 4.5                Release




                                       2